Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-172165) on Form S-1 of Lighting Science Group Corporation of our report dated April 1, 2011, except for the second paragraph of Note 5 as to which the date is June 29, 2011, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Orlando, Florida

September 27, 2012